UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2022, International Money Express, Inc. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with SPC Intermex, LP, a Delaware limited partnership (the “Stockholder”), for the purchase of 1,172,485 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a privately-negotiated transaction (the “Share Repurchase”).

The price per share for the Share Repurchase equals $23.50, which represents a discount of 6.41% from the last reported sale price as reported on the Nasdaq Stock Market of the Company’s Common Stock on August 9, 2022, for a total purchase price of approximately $27.6 million. The repurchase will be funded from the Company’s cash on hand. The Share Repurchase Agreement contains customary representations and warranties of the Company and the Stockholder.

Prior to the Share Repurchase, the Stockholder beneficially owned 3,192,076 shares of Common Stock, which represented approximately 8.4% of the Company’s outstanding shares of Common Stock. The general partner of the Stockholder is SPC Intermex GP, LLC (the “SPC GP”) and the sole manager of SPC GP is Stella Point Capital, LLC (“Stella Point”). Two of the directors on the Company’s board of directors (the “Board”), Adam Godfrey and Justin Wender, are Managing Partners of Stella Point, and as a result of their position, they may be deemed to be the beneficial owner of the shares of Common Stock owned by the Stockholder.

The Share Repurchase and the Share Repurchase Agreement were approved by the disinterested members of the Company’s Board and the Audit Committee of the Board.

The foregoing description is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1*	Share Repurchase Agreement, dated August 9, 2022, between International Money Express, Inc. and SPC Intermex, LP.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: August 9, 2022	By:		/s/ Ernesto Luciano
		Name:	Ernesto Luciano
		Title:	General Counsel and Chief Legal Officer